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           Consent of Independent Registered Public Accounting Firm


The Board of Trustees
Green Century Funds

We consent to the use of our report dated September 26, 2008, incorporated herein by reference to the Green Century Balanced Fund and the Green Century Equity Fund, each a series of the Green Century Funds, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information.


/s/ KPMG LLP

Boston, Massachusetts
November 26, 2008